UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2015

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
c/o Boulderado Group, LLC 292 Newbury Street, Suite 333 Boston, Massachusetts 02115 857-342-3483
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                        ENTRY INTO A MATERIAL DEFNITIVE AGREEMENT

On April 10, 2015, we borrowed in the aggregate $200,000.00 and entered into separate promissory note arrangements with each of Boulderado Partners, LLC (“Boulderado”) and Magnolia Capital Fund, LP (“Magnolia”) whereby we borrowed $100,000 from each of Boulderado and Magnolia under the terms of a convertible promissory note.  All principal and interest under these promissory notes is due and payable on March 31, 2016.  At the option of a noteholder, until such time as the sums due under the promissory note are paid in full, all or a portion of the sums due under the promissory note may be converted into equity securities sold in any subsequent financing or related series of financings raising gross proceeds of $1,000,000, at a price equal to 80% of the price paid by investors in the financing for identical securities.  The proceeds from these loans will be used for general working capital purposes.

Boulderado and Magnolia own approximately 95% of our issued and outstanding common stock.

The form of the promissory note issued to each of Boulderado and Magnolia is attached as Exhibit  4.1 to this Report.

ITEM 2.03                         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary as it relates to the issuance of a direct financial obligation that is material.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit
Number                        Exhibit Title

4.1                                Form of Convertible Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                     BOSTON OMAHA CORPORATION
                                                                                                                                                     (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, President

Date: April 16, 2015